SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 4, 1998
(Date of earliest
event reported)

AN-CON GENETICS, INC.
(exact name of registrant)

DELAWARE
(State or other Jurisdiction
of incorporation)

0-12183
(Commission
File Number)

11-2644611
(IRS Employer
Identification Number)

734 Walt Whitman Road
Melville, NY 11747
(address of principal executive officer)

Registrant's telephone number
including are code (516) 421-5452

One Huntington Quadrangle
Melville, NY 11747
(former name or former address, if changed since last report)

The information to be included in the report.

Item 5.  Other Material Events.

On January 31, 1998 the company caused its subsidiary Aaron Medical Industries, Inc. to settle its two-year litigation with Megadyne Medical Products, Inc. ("Megadyne") concerning alleged infringement of Megadyne's patented coating technology. Management determined that it was in the company's best interest not to proceed defending the litigation especially since it was in the process of acquiring new technology to replace the technology which was the subject of the litigation. In connection with the settlement the company paid an agreed cash amount of $150,000, agreed not to sell and to destroy (unless gifted to third world countries) the products in inventory which were deemed to have infringed upon the technology of MegaDyne and further agreed not sell or distribute any further non-infringing coated products until August 1, 1998.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant is duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

An-Con Genetics, Inc.

by s/Andrew makrides
Andrew Makrides, President

Date:  February 25, 1998

c:8K2